SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(a)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Chesapeake Utilities Corporation
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                        Chesapeake Utilities Corporation
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

       (2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

       (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

       (5)  Total fee paid:

       -------------------------------------------------------------------------

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

       (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

       (3)  Filing Party:

       -------------------------------------------------------------------------

       (4)  Date Filed:

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904



TO  THE  STOCKHOLDERS  OF
CHESAPEAKE UTILITIES CORPORATION:                                 March 29, 2004

     The Annual Meeting of Stockholders of Chesapeake Utilities Corporation will be held at 10:00 a.m. on Thursday, May 6, 2004, in the Board Room of PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware, for the following purposes:

     (a) to elect three Class II Directors for three-year terms ending in 2007, and until their successors are elected and qualified; and

     (b) to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 25, 2004 will be entitled to vote at the meeting and any adjournment thereof.


                                             By Order of the Board of Directors,


                                             /s/ WILLIAM  C.  BOYLES
                                             -----------------------
                                             William  C.  Boyles
                                             Corporate  Secretary


STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY ARE PERSONALLY ABLE TO ATTEND THE MEETING.

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 2004
                   ___________________________________________

                                                                  March 29, 2004
                             SOLICITATION OF PROXIES

     The accompanying proxy to vote shares of Chesapeake Utilities Corporation ("Chesapeake" or the "Company") common stock is solicited by and on behalf of the Board of Directors of Chesapeake for use at the Annual Meeting of Stockholders of Chesapeake to be held in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware at 10:00 a.m. on May 6, 2004, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies also may be made by personal interview, mail, telephone or e-mail by directors, officers and regular employees of Chesapeake. Chesapeake also will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries that are holders of record to forward the solicitation material to the beneficial owners of the shares and Chesapeake will reimburse such entities for expenses incurred. In addition, Chesapeake may engage professional proxy solicitors, although it has no present plans to do so. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by Chesapeake. Regular employees of Chesapeake and members of the Board of Directors will not receive additional compensation for soliciting proxies. This proxy statement and enclosed form of proxy are being first sent or given to stockholders on or about March 29, 2004.


                               REVOCATION OF PROXY

     The giving of a proxy does not prevent the person granting the proxy from voting in person at the Annual Meeting should the person desire. In addition, the person granting a proxy has the power to revoke it at any time before it has been exercised by submitting a proxy bearing a later date or by providing a notice in writing that is received by the Corporate Secretary of Chesapeake prior to the meeting.


                     SIGNATURES OF PROXIES IN CERTAIN CASES

     If a stockholder is a corporation, an authorized officer should sign the accompanying proxy in its corporate name, and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator, there should be attached to the proxy appropriate instruments showing his or her qualification and authority, and his or her title as such should follow the signature. Proxies signed by a person as an agent, attorney, administrator, executor, guardian or trustee should indicate such person's title following his or her signature.


                                  ANNUAL REPORT

     The Annual Report to Stockholders, covering Chesapeake's fiscal year ended December 31, 2003, is enclosed herewith. The Annual Report, which includes financial statements, is not part of the proxy solicitation materials.


                          VOTING SECURITIES OUTSTANDING

     The common stock, of which 5,707,196 shares were outstanding as of March 19, 2004, is the only outstanding class of voting securities of Chesapeake. Each share of common stock is entitled to one vote on each matter submitted to a vote of stockholders. The holders of record of common stock at the close of business on March 25, 2004, the record date, will be entitled to vote at the Annual Meeting of Stockholders. A quorum for the transaction of business at the Annual Meeting requires the presence, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date.


                 BENEFICIAL OWNERSHIP OF CHESAPEAKE'S SECURITIES

BY  MANAGEMENT

     The following table sets forth the number of shares of Chesapeake's common stock beneficially owned, as of March 19, 2004, by each of Chesapeake's current directors (which includes the nominees for election at the Annual Meeting), by each executive officer named in the Summary Compensation Table, which appears later in this document, and by all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and sole voting power with respect to the securities indicated. No person or entity, to the knowledge of Chesapeake, beneficially owns more than 5% of the common stock.



                                                            AMOUNT AND NATURE OF     PERCENT
NAME OF INDIVIDUAL OR GROUP                               BENEFICIAL OWNERSHIP /1/  OF CLASS
--------------------------------------------------------  ------------------------  ---------
Ralph J. Adkins. . . . . . . . . . . . . . . . . . . . .                    44,761         *
Richard Bernstein. . . . . . . . . . . . . . . . . . . .                     9,555         *
Thomas J. Bresnan. . . . . . . . . . . . . . . . . . . .                     1,500         *
Walter J. Coleman. . . . . . . . . . . . . . . . . . . .                     5,600         *
J. Peter Martin. . . . . . . . . . . . . . . . . . . . .                     2,500         *
Joseph E. Moore. . . . . . . . . . . . . . . . . . . . .                     1,612         *
Calvert A. Morgan, Jr. . . . . . . . . . . . . . . . . .                     5,000         *
Rudolph M. Peins, Jr.. . . . . . . . . . . . . . . . . .                     7,660         *
Robert F. Rider. . . . . . . . . . . . . . . . . . . . .                     7,765         *
John R. Schimkaitis. . . . . . . . . . . . . . . . . . .                    28,766         *
Michael P. McMasters . . . . . . . . . . . . . . . . . .                    13,269         *
Stephen C. Thompson. . . . . . . . . . . . . . . . . . .                    12,016         *
William C. Boyles. . . . . . . . . . . . . . . . . . . .                     8,249         *
S. Robert Zola . . . . . . . . . . . . . . . . . . . . .                       395
Executive Officers and Directors as a Group (14 persons)                   148,648      2.60%
____________________
* Less than 1%

/1/ Includes shares of common stock subject to options that are currently exercisable, or that will become exercisable within 60 days following March 25, 2004, as follows: Mr. McMasters - 6,639; Mr. Thompson - 415; Mr. Boyles - 400; and all executive officers and directors as a group - 7,454. Also includes shares held by the following executive officers under Chesapeake's Retirement Savings Plan as to which they have the authority to direct the voting: Mr. Schimkaitis - 10,397; Mr. McMasters - 5,620; Mr. Thompson - 6,552; Mr. Boyles - 5,188; Mr. Zola - 395 and all executive officers and directors as a group - 44,799.


                              ELECTION OF DIRECTORS

     At the Annual Meeting to be held on May 6, 2004, three Class II Directors will be elected to serve until the Annual Meeting of Stockholders in 2007, and until their successors are elected and qualified. Chesapeake's nominees are Ralph J. Adkins, Richard Bernstein and J. Peter Martin.

     Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors. The Board of Directors recommends a vote FOR each of the nominees.

     A properly executed proxy in the enclosed form that does not specify how the shares are to be voted will be voted FOR the election of each of Chesapeake's nominees. If, prior to the election, any of the nominees shall become unable or unwilling to serve as a director (an eventuality that Chesapeake currently does not anticipate), all proxies will be voted for any substitute nominee who may be designated by the Board of Directors on the recommendation of the Corporate Governance Committee.


            INFORMATION REGARDING THE BOARD OF DIRECTORS AND NOMINEES

     The following information with respect to the principal occupation and employment of each director and nominee and the name and principal business of the organization in which such occupation and employment is carried on, and information with respect to certain other affiliations and to business experience during the past five years, has been furnished to Chesapeake by each of the nominees for election as a director and for each of the directors whose term will continue following the Annual Meeting:

NOMINEES  FOR  ELECTION

     CLASS  II  DIRECTORS  (TERMS  EXPIRE  2007)

          RALPH J. ADKINS (age 61): Mr. Adkins is Chairman of the Board of Directors of Chesapeake. He has served as Chairman since 1997. Prior to January 1, 1999, Mr. Adkins served as Chief Executive Officer, a position he had held since 1990. During his tenure with Chesapeake, Mr. Adkins has also served as President and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President and Treasurer of Chesapeake. Mr. Adkins is also a Director of Bayhealth Foundation. He has been a director of Chesapeake since 1989.

          RICHARD BERNSTEIN (age 61): Mr. Bernstein is President and Chief Executive Officer of BAI Aerosystems, Inc., located in Easton,
          Maryland. BAI is a manufacturer of lightweight, low-cost Unmanned Aerial Vehicles (UAVs). Mr. Bernstein is the owner of several other companies in which he is actively involved including: Salisbury
          Pewter, a manufacturer of pewter for the gift and premium markets; Frankoma Pottery, a creator of unique designs in sculptured earthenware; and Lorch Microwave which produces microwave filters and electronic components. He has been a director of Chesapeake since 1994.

          J. PETER MARTIN (age 64): Mr. Martin is the retired Founder, President and Chief Executive Officer of Atlantic Utilities Corporation, a Miami, Florida-based diversified utility company that provided water, wastewater, natural gas and propane gas service to residential, commercial and industrial customers in several Florida counties. Mr. Martin founded Atlantic Utilities Corporation in 1980; in 1997 it was sold to Southern Union Co. Prior to founding Atlantic Utilities, Mr. Martin was President of Southern Gulf Utilities, Inc., in Miami,
          Florida.  He  has  been  a  director  of  Chesapeake  since  2001.

CONTINUING  DIRECTORS

     CLASS  I  DIRECTORS  (TERMS  EXPIRE  2006)

          CALVERT A. MORGAN, JR. (age 56): Mr. Morgan is Chairman of the Board and retired President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware. Mr. Morgan is the immediate past
          Chairman of Delaware Business Roundtable, Inc. He is a director of Wilmington Country Club, a trustee of Christiana Care Corporation and is a former board member of the Delaware Bankers Association, the United Way of Delaware and the Delaware State Chamber of Commerce. He has been a director of Chesapeake since 2000.

          RUDOLPH M. PEINS, JR. (age 74): Mr. Peins retired in February 1993 as Chief Financial Officer, Senior Vice President and Secretary of Hunt Corp. located in Philadelphia, Pennsylvania. Hunt, a leading producer and distributor of more than 10,000 office and art/craft products, was better known for its brand name products such as BOSTON, X-ACTO, BIENFANG and SPEEDBALL to name a few. Hunt Corp. was acquired by the Berwind Co., LLC in December 2002. Mr. Peins is a business analyst and consultant. He has been a director of Chesapeake since 1993.

          ROBERT F. RIDER (age 75): Mr. Rider is Chairman of the Board and Chief Executive Officer of O. A. Newton & Son Company located in Bridgeville, Delaware. The company engages in millwright work, metal fabrication and sells farm equipment and materials handling systems. Mr. Rider is also a director of Blue Cross Blue Shield of Wilmington, Delaware, Delaware State Fair and CareFirst, Inc. He is a trustee emeritus of the University of Delaware. Mr. Rider also serves as a member of the Board of Governors of the United States Postal Service and was Chairman from 2000 to 2002. He has been a director of Chesapeake since 1977.

     CLASS  III  DIRECTORS  (TERMS  EXPIRE  2005)

          THOMAS J. BRESNAN (age 51): Mr. Bresnan is Chief Executive Officer and Director of New Horizons Worldwide, Inc., located in Anaheim,
          California, a position he has held since 1999. Through its New Horizons Computer Learning Centers, New Horizons provides information technology training. Prior to joining New Horizons in 1992, Mr. Bresnan was President of Capitol American Life Insurance in Cleveland, Ohio. Mr. Bresnan began his professional career at Arthur Andersen and Co. He has been a director of Chesapeake since 2001.

          WALTER J. COLEMAN (age 69): Mr. Coleman retired in December 1995 as the Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a diversified company involved in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. A past president of the Polk County, Florida, Chamber of Commerce, Mr. Coleman is a director of the Central Florida Economic Development Board and was appointed to the Workforce Development Board created under the Workforce Investment Act. An international business consultant and lecturer, he is now an Associate Professor in the Department of Business and Economics at Florida Southern College, specializing in strategic management and corporate governance. He has been a director of Chesapeake since 1992.

          JOSEPH E. MOORE (age 61): Mr. Moore is a partner in the law firm of Williams, Moore, Shockley and Harrison, LLP, which has offices located in Ocean City and Ocean Pines, Maryland. Mr. Moore previously served as State's Attorney for Worcester County; Attorney for Worcester County Board of Zoning Appeals; Attorney for the Town of Berlin,
          Maryland; and a Member of the Board of Governors of the State of Maryland Bar Association. In addition, Mr. Moore is a Director of the NABB Research Center for Delmarva History and Culture at Salisbury University. He has served on the Board of Directors for Calvin B.
          Taylor Banking Co. and Atlantic General Hospital, and Board of Trustees for the Worcester Preparatory School, all in Berlin, Maryland. Mr. Moore is also a Fellow of the American College of Trial Lawyers, one of the premier legal associations in America. He has been a director of Chesapeake since 2001.

          JOHN R. SCHIMKAITIS (age 56): Mr. Schimkaitis became Chief Executive Officer on January 1, 1999. He also has served as President since 1997. Prior to his present position, Mr. Schimkaitis has held numerous positions with Chesapeake. He has been a director of Chesapeake since 1996.


          CORPORATE GOVERNANCE PRACTICES AND SHAREHOLDER COMMUNICATIONS

INDEPENDENCE

     The listing standards of the New York Stock Exchange (the "NYSE"), which take effect as of the date of the Company's 2004 Annual Meeting, will require that a majority of the members of the Company's Board of Directors be independent directors.

     Based on the new NYSE requirements, the Board of Directors in February 2004 adopted "Corporate Governance Guidelines on Director Independence" (the "Independence Guidelines"). The Independence Guidelines adopted by the Board are attached to this proxy statement as Exhibit 1 and can also be found on the Company's web site at www.chpk.com.

     Pursuant to the Independence Guidelines, the Board undertook its annual review of director independence in February 2004. During this review, the Board examined transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     In applying the standards set forth in the Independence Guidelines, the Board of Directors determined that each of the candidates for election as a director at the 2004 Annual Meeting, and each current director who will continue to serve as a director after the 2004 Annual Meeting qualifies as independent, with the exception of Ralph J. Adkins, the Chairman, John R. Schimkaitis, the
Company's President and Chief Executive Officer, who are disqualified as independent directors because they are employees of the Company, and Rudolph M. Peins, Jr., who is disqualified as an independent director because his son-in-law is employed in a professional capacity by PricewaterhouseCoopers LLP, the Company's independent accountants.

CODE  OF  ETHICS  AND  CORPORATE  GOVERNANCE  GUIDELINES

     The Board has adopted a Business Code of Ethics and Conduct, which applies to the Company's directors, officers and employees generally, as well as a Code of Ethics for Financial Officers that is applicable to the Company's Chief Executive Officer and its Chief Financial and Accounting Officers. The Board has also adopted Corporate Governance Guidelines, which include a series of policies and principles regarding the governance of the Company. These documents may be viewed on the Company's website at www.chpk.com.

EXECUTIVE  SESSION  OF  THE  NON-MANAGEMENT  DIRECTORS

     The Company's directors who are not officers of the Company ("non-management directors") meet regularly, without the presence of any of the management directors. These meetings are presided over by the Company's Chairman, who is not an officer of the Company. Because Mr. Adkins does not qualify as an independent director according to the criteria established by the NYSE and Chesapeake's Independence Guidelines, the independent directors will meet at least once a year in executive session, with the Chairman of the Corporate Governance Committee, Robert F. Rider, presiding over such meeting.

COMMUNICATIONS  WITH  THE  BOARD

     Shareholders and other parties interested in communicating directly with the Board of Directors or any individual director or with the director who presides at executive sessions of the non-management directors or the non-management directors as a group may do so by sending written communications to the attention of the intended recipient(s) care of the Company's Corporate Secretary at the following address:

                        Chesapeake Utilities Corporation
                            909 Silver Lake Boulevard
                                 Dover, DE 19904

     The Corporate Secretary will forward the communications to the appropriate person or persons. Communications relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters. These communications procedures have been approved by a majority of the independent directors.

NOMINATION  OF  DIRECTORS

     Under Chesapeake's bylaws, stockholders are permitted to nominate candidates for election as directors. The Corporate Secretary of Chesapeake must receive such nominations not less than 14 days nor more than 80 days prior to the meeting at which directors are to be elected. Such nominations must be in writing and set forth: (a) as to each nominee, (i) the name, age, business address and, if known, residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of Chesapeake stock beneficially owned by the nominee; (iv) the consent of the nominee to serve as a director of the Corporation if elected; (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder; and (vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Exchange Act, and (b) as to the stockholder giving the notice, (i) the name and address of such stockholder, as they appear on Chesapeake's books, and (ii) the number of shares of Chesapeake stock beneficially owned by such stockholder.

     The Corporate Governance Committee will consider a recommendation only if the information requested previously is complete and received on a timely basis. The process followed by the Corporate Governance Committee to identify and evaluate candidates includes requests to Board members, management and others for recommendations; meetings from time to time to evaluate the biographical information and other background material relating to potential candidates; and interviews of selected candidates by members of the Corporate Governance Committee.

     In considering whether to recommend any candidate, including any candidate recommended by a stockholder, for inclusion in the Board's slate of recommended director nominees, the Corporate Governance Committee will consider the existing size and composition of the Board and apply the general criteria set forth in the Corporate Governance Guidelines as well as any specific director selection criteria adopted by the Committee based on relevant circumstances at the time. The criteria specified by the Corporate Governance Guidelines include a candidate's character, judgment, business experience or professional background, knowledge of the Company's business, community involvement, and availability and commitment to carry out the responsibilities as a Chesapeake director (generally directors may not be directors of more than two public companies in addition to Chesapeake). The specific director selection criteria include, but may not in all instances be limited to, the following:

   - A proven track record of leadership in the person's particular field of expertise.
   - Prior education or experience that enables the person to exercise sound business judgment on issues typically encountered by the Company.
   - A record of accomplishments that reflects a high level of achievement in the person's profession. In this regard, the Board generally requires that a nominee shall be: currently serving, or shall previously have served, as a chief executive officer, chief operating officer or chief financial officer of a substantial company; a distinguished member of academia; a partner in a law firm or accounting firm; a successful entrepreneur; or hold a similar position of significant responsibility.
   - A background or experience that enables the person to represent or present differing points of view.
   -    Willingness  to  listen  and  work  together  in  a  collegial manner.
   -    Qualification  as  independent  under  the  rules of the NYSE and SEC.
   - Possession of knowledge, experience and skills that will enhance the Board's mix of core competencies.

     The Corporate Governance Committee does not assign specific weights to these criteria and not all of the criteria are necessarily applicable to all prospective nominees. Chesapeake believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

DIRECTOR  ATTENDANCE  AT  ANNUAL  MEETINGS

     Directors are strongly encouraged to attend Annual Meetings of the Company's stockholders. All directors attended the 2003 Annual Meeting of Stockholders.


                             COMMITTEES OF THE BOARD

AUDIT  COMMITTEE

     The Audit Committee was established in 1976. As more fully described in its charter, which can be viewed on the Company's website, www.chpk.com, the Audit Committee's responsibilities include: (i) the appointment, termination and compensation of Chesapeake's independent auditors, (ii) approval of all non-audit engagements of Chesapeake's independent auditors (iii) review with management and the independent auditors the annual and quarterly financial statements, and (iv) supervision of the annual audit and Chesapeake's internal audit function. The Audit Committee held nine meetings during 2003. The current members of the Audit Committee are: Walter J. Coleman, J. Peter Martin, Rudolph
M. Peins, Jr. and Thomas J. Bresnan, Chairman. During 2003, each of Messrs. Coleman, Martin, Peins and Bresnan qualified as an independent director under the listing standards of the NYSE then in effect. Effective as of the date of the 2004 Annual Meeting, new, more stringent independence requirements for Audit Committee members under the listing standards of the NYSE will take effect. As a consequence of the new requirements, Mr. Peins no longer will qualify as an independent director and, accordingly, will not be eligible to serve as a member of the Audit Committee. See "Corporate Governance Practices and Shareholder Communications -- Independence."Each of the other current members of the Audit Committee satisfies the new NYSE independence requirements.

     The Board of Directors has determined that Mr. Bresnan qualifies as an "audit committee financial expert" under the rules of the SEC. None of the members of the Audit Committee serve on the audit committees of more than two other public companies.

COMPENSATION  COMMITTEE

     The Compensation Committee was established in 1979. The responsibilities of the Compensation Committee, as set forth in its charter, which can be viewed on the Company's website, www.chpk.com, include: (i) the design, recommendation to the Board of Directors for approval, and administration of Chesapeake's executive compensation practices, (ii) administration of Chesapeake's principal employee benefit plans, (iii) annual review and approval of the compensation arrangements of the Chief Executive Officer, and (iv) if requested by the Board of Directors, evaluation of Chesapeake's director compensation arrangements. The Compensation Committee held three meetings during 2003. The current members of the Compensation Committee are: Joseph E. Moore, Calvert A. Morgan, Jr. and Richard Bernstein, Chairman. Effective as of the date of the 2004 Annual Meeting, each of the members of the Compensation Committee will be required to be an independent director within the meaning of the NYSE listing standards. Each of the current members of the Compensation Committee satisfies the NYSE independence requirements.

CORPORATE  GOVERNANCE  COMMITTEE

     The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general corporate governance and structure issues. In 1998, this Committee also assumed the functions of the Nominating Committee. The responsibilities of the Corporate Governance Committee, as set forth in its charter, which can be viewed on the Company's website, www.chpk.com, include: (i) periodic review of Chesapeake's corporate governance guidelines, (ii) evaluation of the size and composition of the Board of Directors, (iii) development and recommendation to the Board of Directors of director eligibility guidelines, (iv) evaluation of director candidates, and (v) conducting an annual evaluation of the Board of Director's performance. The Corporate Governance Committee held seven meetings during 2003. The members of the Corporate Governance Committee are: Joseph E. Moore, Calvert A. Morgan, Jr. and Robert F. Rider, Chairman. Effective as of the date of the 2004 Annual Meeting, each of the members of the Corporate Governance Committee will be required to be an independent director within the meaning of the NYSE listing standards. Each of the current members of the Corporate Governance Committee satisfies the NYSE independence requirements.


                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met ten times during 2003. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board on which he served.


                              DIRECTOR COMPENSATION

     Under Chesapeake's Directors Stock Compensation Plan, non-management directors of Chesapeake are annually awarded 600 shares of Chesapeake's common stock at the time of Chesapeake's Annual Meeting. In addition, each non-employee director who serves as the chairman of a committee of the Board of Directors is awarded 100 additional shares of Chesapeake's common stock annually. Directors are also paid an attendance fee of $1,000 for each Board or committee meeting attended. If a director attends more than one meeting on the same day for which he has been paid a fee of $1,000, then the director is paid an additional fee of $500.

     Effective January 1, 2003, Mr. Adkins entered into an employment agreement providing for his employment as Chairman of the Board through May 18, 2004. Mr. Adkins' responsibilities under the agreement include presiding at meetings of the Board of Directors, serving as the chair of meetings of the outside directors and acting as liaison between the Board of Directors and management. Under the agreement, Mr. Adkins receives for his services an annual payment of $200,000 and is entitled to participate in the employee benefit plans in which executive employees of the Company participate, including the Company's health and Retirement Savings Plans, subject to the terms and provisions of those plans. In 2003, the Company contributed $24,000 to the Retirement Savings Plan on behalf of Mr. Adkins and paid $576 of term life insurance premiums on his behalf. Mr. Adkins was also awarded a cash bonus for 2003 of $75,000 based upon the Company's 2003 performance in the area of shareholder value. Mr. Adkins is also provided with a Company vehicle. Upon the occurrence of a change in control, Chesapeake may terminate Mr. Adkins' employment for any reason or Mr. Adkins may elect to terminate his employment if he is removed from the position of Chairman of the Board or he determines in good faith that there has been a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities. In either case, he would continue to receive compensation at the rate then in effect through May 31, 2004.


                             MANAGEMENT COMPENSATION

SUMMARY  COMPENSATION  TABLE

     The following table sets forth information concerning the compensation earned for each of Chesapeake's last three fiscal years by Chesapeake's Chief Executive Officer and each of Chesapeake's four other most highly compensated executive officers based on combined salary and bonus in 2003.


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                           --------- ANNUAL COMPENSATION --------   PAYOUTS
                                           -------------------------------------- ------------
                                                                       OTHER       RESTRICTED
                                                                       ANNUAL         STOCK       ALL OTHER
                                 FISCAL      SALARY       BONUS     COMPENSATION    AWARDS /3/   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR         ($)         ($)           ($)           ($)            ($)
-----------------------------  ----------  -----------  ----------  -------------  -----------   --------------
John R. Schimkaitis . . . . .      2003     315,000      113,220           0       231,374 /4/       20,468 /7/
President, Chief Executive. .      2002     300,000            0           0        54,576 /5/       20,225
Officer and Director. . . . .      2001     295,000            0           0        45,840 /6/       18,919

Michael P. McMasters. . . . .      2003     220,000       66,065           0       123,400 /4/       14,270 /7/
Vice President and. . . . . .      2002     208,000            0           0        29,107 /5/       12,901
Chief Financial Officer . . .      2001     204,750            0           0        24,448 /6/       12,712

Stephen C. Thompson . . . . .      2003     220,000       48,565           0        24,355 /4/       15,191 /7/
Vice President. . . . . . . .      2002     208,000       15,350           0        29,107 /5/       12,901
                                   2001     204,750            0           0        24,448 /6/       12,712

William C. Boyles . . . . . .      2003     165,000       50,176           0        81,184 /4/       12,466 /7/
Vice President and. . . . . .      2002     165,000            0           0        29,107 /5/       10,383
Corporate Secretary . . . . .      2001     141,375            0           0             0            8,761

S. Robert Zola. . . . . . . .      2003     125,000      165,675       1,058 /2/    24,355 /4/       11,970 /7/
President, Sharp Energy, Inc.      2002      52,083 /1/        0      11,442 /2/         0              120

/1/   Mr.  Zola  joined  Chesapeake on August 1, 2002. His annualized salary for
2002  was  $125,000.

/2/   Includes  $12,500  of reimbursement of relocation expenses incurred by Mr.
Zola.

/3/ The number and value of the aggregate number of shares of restricted stock held by each of the named executive officers as of December 31, 2003 (calculated by multiplying the number of shares by $26.05, the market price of Chesapeake common stock at the close of trading on December 31, 2003) was as follows: Mr. Schimkaitis - 7,680 shares having a value of $200,064; Mr. McMasters - 4,096 shares having a value of $106,701; Mr. Thompson - 4,096 shares having a value of $106,701; and Mr. Boyles - 1,536 shares having a value of $40,013.

/4/ Represents the dollar value (based on a market price of $25.37 per share) on the date of issuance (February 26, 2004) of the following number of shares of restricted stock awarded to the named executive officer under the Chesapeake Utilities Corporation Performance Incentive Plan (the "Incentive Plan") based on performance results for the award period beginning January 1, 2003, and ending December 31, 2003: Mr. Schimkaitis - 9,120 shares; Mr. McMasters - 4,864 shares; Mr. Thompson - 960 shares; Mr. Boyles - 3,200 shares; and Mr. Zola - 960 shares. The shares may not be sold for a three-year period beginning February 26, 2004. During this three-year period, the holder is entitled to receive all dividends paid on the shares.

/5/ Represents the dollar value (based on a market price of $18.95 per share) on the date of issuance (February 21, 2003) of the following number of shares of restricted stock awarded to the named executive officer under the Incentive Plan based on performance results for the award period beginning January 1, 2002, and ending December 31, 2002: Mr. Schimkaitis - 2,880 shares; Mr. McMasters - 1,536 shares; Mr. Thompson - 1,536 shares; and Mr. Boyles - 1,536 shares. The shares may not be sold for a three-year period beginning February 21, 2003. During this three-year period, the holder is entitled to receive all dividends paid on the shares.

/6/ Represents the dollar value (based on a market price of $19.10 per share) of the following number of shares of restricted stock on the date of issuance (February 22, 2002) that the named executive officer elected to receive in lieu of performance shares under the Incentive Plan for the award period beginning January 1, 2001, and ending December 31, 2001: Mr. Schimkaitis - 2,400 shares; Mr. McMasters - 1,280 shares; and Mr. Thompson - 1,280 shares. The shares may not be sold for a three-year period beginning February 22, 2002, and are subject to forfeiture if the recipient voluntarily terminates his employment prior to February 23, 2005. During this three-year period, the holder is entitled to receive all dividends paid on the shares.

/7/ Consists of Chesapeake's contribution to its Retirement Savings Plan on behalf of such officer (Mr. Schimkaitis - $18,675; Mr. McMasters - $13,020; Mr. Thompson - $13,941; Mr. Boyles - $11,516; and Mr. Zola - $ 11,250) and term life insurance premiums paid by Chesapeake on behalf of such officer (Mr. Schimkaitis
-  $1,793; Mr. McMasters - $1,250; Mr. Thompson - $1,250; Mr. Boyles - $950; and
Mr.  Zola  -  $720).

AGGREGATED STOCK OPTION / SAR EXERCISES DURING 2003 FISCAL YEAR AND FISCAL YEAR END STOCK OPTION / SAR VALUES TABLE

     The following table sets forth information concerning stock options and SARs exercised by the named executive officers in 2003 and the number and value of options and SARs held by such officers at December 31, 2003.


                                                                     NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                   STOCK OPTIONS / SARS        STOCK OPTIONS / SARS
                        SHARES                                        AT FY-END (#)              AT FY-END ($) /1/
                      ACQUIRED ON             VALUE             --------------------------  ---------------------------
NAME                  EXERCISE (#)         REALIZED ($)         EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
John R. Schimkaitis.             0         $          0                   0              0  $          0  $            0
Michael P. McMasters           311         $      1,199               7,389              0  $     41,009  $            0
Stephen C. Thompson.         2,675         $      9,376               5,025              0  $     27,889  $            0
William C. Boyles. .         7,954 /2/     $     36,924 /2/           3,683              0  $     20,441  $            0
S. Robert Zola . . .             0         $          0                   0              0  $          0  $            0

/1/   Calculated  by  subtracting the exercise price of the options from $26.05, the market price of Chesapeake common stock on December 31, 2003, and multiplying the difference by the number of shares issuable upon exercise.

/2/ Reflects 2,954 shares of Common Stock issued upon the exercise of stock options and the exercise for cash of 2,500 SARs with an exercise at a price of $18.375 and 2,500 SARs with an exercise price of $18.625. At the time of exercise of the SARs, the market price of the Chesapeake common stock was $23.885. None of the other named executive officers held or exercised SARs in 2003.

LONG-TERM  INCENTIVE  PLANS  -  AWARDS  IN  2003

     The following table provides information regarding the number and terms of performance shares granted to the named executive officers in 2003. For a performance period beginning January 1, 2003, and ending December 31, 2005, the Compensation Committee made performance awards to each of Messrs. Thompson and Zola. Under the terms of the awards: (i) Mr. Thompson will be entitled to earn up to 2,240 shares of restricted stock if the Company's natural gas segment achieves at least 90% of the target pre-tax return on investment over the three-year period and (ii) Mr. Zola will be entitled to earn up to 2,240 shares of restricted stock if the Company's propane distribution operation income exceeds the income target for the three-year period. In the event of a change in control during the performance period, the total number of performance shares granted, prorated based on the proportion of the calendar year that has elapsed, would be deemed earned. Performance shares, once earned and issued, may not be sold for a three-year period. During the three-year period, the holder of restricted shares is entitled to receive all dividends paid on the shares.

LONG-TERM  INCENTIVE  PLANS  --  AWARDS  IN  LAST  FISCAL  YEAR


                      PERFORMANCE OR                       ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF     OTHER PERIOD UNTIL    NON-STOCK PRICE-BASED PLANS
                       SHARES, UNITS       MATURATION      -------------------------------
NAME                  OR OTHER RIGHTS      OR PAYOUT       TRESHHOLD   TARGET     MAXIMUM
--------------------  ---------------  ------------------  ---------  ---------  ---------
John R. Schimkaitis.                0
Michael P. McMasters                0
Stephen C. Thompson.            2,240      2003 - 2005            0      2,240      2,240
William C. Boyles. .                0
S. Robert Zola . . .            2,240      2003 - 2005            0      2,240      2,240



PENSION  PLAN  TABLE


FINAL     ------  YEARS OF SERVICE AT NORMAL RETIREMENT AGE  -------
AVERAGE   ----------------------------------------------------------
EARNINGS     15        20        25        30        35        40
--------  --------  --------  --------  --------  --------  --------
$100,000  $ 24,752  $ 33,003  $ 41,254  $ 49,504  $ 57,755  $ 57,755
$125,000  $ 31,971  $ 42,628  $ 53,285  $ 63,942  $ 74,599  $ 74,599
$150,000  $ 39,190  $ 52,253  $ 65,316  $ 78,379  $ 91,443  $ 91,443
$175,000  $ 46,408  $ 61,878  $ 77,347  $ 92,817  $108,286  $108,286
$200,000  $ 53,627  $ 71,503  $ 89,379  $107,254  $125,130  $125,130
$225,000  $ 60,846  $ 81,128  $101,410  $121,692  $141,974  $141,974
$250,000  $ 68,065  $ 90,753  $113,441  $136,129  $158,818  $158,818
$275,000  $ 75,283  $100,378  $125,472  $150,567  $175,661  $175,661
$300,000  $ 82,502  $110,003  $137,504  $165,004  $192,505  $192,505
$325,000  $ 89,721  $119,628  $149,535  $179,442  $209,349  $209,349
$350,000  $ 96,940  $129,253  $161,566  $193,879  $226,193  $226,193
$375,000  $104,158  $138,878  $173,597  $208,317  $243,036  $243,036
$400,000  $111,377  $148,503  $185,629  $222,754  $259,880  $259,880

     The above table sets forth the estimated annual retirement benefits payable under Chesapeake's retirement plan to its regular employees, including executive officers, for the final average earnings and years of service classifications indicated. The retirement plan is funded solely by Chesapeake. Benefits normally are paid in the form of a straight life annuity or joint and survivor annuity and are not subject to any deduction for Social Security or other offset amounts.

     Annual compensation used to determine final average earnings under the plan includes salary, as set forth in the Summary Compensation Table, commissions, and, with respect to employees earning a salary less than a stated amount (which for 2003 was $90,000), bonus payments. Compensation covered by the plan for 2003 was as follows: Mr. Schimkaitis - $315,000; Mr. McMasters - $220,000; Mr.
Thompson  -  $220,000;  Mr.  Boyles  -  $165,000;  and  Mr. Zola - $125,000. The
calculation of benefits under the plan generally is based on average earnings for the highest five consecutive years of the ten years preceding retirement.

     The Internal Revenue Code of 1986, as amended, generally limits the annual benefits, which may be paid under the plan ($160,000 for 2003) and limits the amount of annual compensation that may be taken into account in determining final average earnings ($200,000 in 2003). The table above does not reflect these limits. However, these limits may increase in future years. Furthermore, benefits earned before the limits went into effect generally are not affected by the limits. Effective January 1, 1995, Chesapeake adopted a plan, in which each of the named executive officers participates, that is not a tax-qualified plan, under which the Company provides to plan participants the benefits that would have been provided under Chesapeake's retirement plan but for these limits. The plan is unfunded, but is required to be funded in the event of a change in control of Chesapeake.

     As of December 31, 2003, the number of years of credited service under the retirement plan for each of the named executive officers were as follows: Mr. Schimkaitis - 19 years; Mr. McMasters - 22 years; Mr. Thompson - 20 years; Mr. Boyles - 15 years; and Mr. Zola - 2 years.

     As of December 31, 1998, Chesapeake amended its retirement plan so that current participants in the plan, including executive officers, could elect either (1) to continue their participation in the plan or, alternatively, (2) to receive a one-time payout, plus an increase in Chesapeake's matching contributions to the employee's account in Chesapeake's Section 401(k) Retirement Savings Plan. None of the named executive officers - Messrs. Schimkaitis, McMasters, Thompson and Boyles - made this election (Mr. Zola was not employed with the Company at that time).

EMPLOYMENT  CONTRACTS  AND  CHANGE  IN  CONTROL  PROVISIONS

     Chesapeake has entered into employment agreements with Messrs. Schimkaitis, McMasters, Thompson, Boyles and Zola. These agreements include "change of control" provisions which are designed to help retain the officers whom the Board of Directors believes are essential to the proper supervision of Chesapeake's business by assuring them of equitable treatment in the event of a termination of employment following a change in control of Chesapeake. Under the agreements, if a change in control occurs, the failure to elect or re-elect the officer to, or the removal of the officer from, the office held by the officer, or the failure to re-elect the officer to, or the removal of the officer from, the Board of Directors of Chesapeake (if the officer was a member of the Board immediately prior to a change in control) would entitle the officer to terminate his employment and to receive certain termination payments as described below. An officer's good faith determination that the nature or scope of his duties has been significantly altered subsequent to a change in control also would entitle the officer to elect to terminate his employment and to receive the termination payments provided in the agreement.

     The employment agreement with Mr. Schimkaitis provides for his employment in his current position through March 25, 2007, at a salary determined by the Board of Directors. The agreement provides that if a change in control occurs prior to March 25, 2007, the agreement will be automatically extended for up to five years commencing on the date the change in control occurs. The employment agreements with Messrs. McMasters, Thompson and Boyles provide for their employment as Vice Presidents of Chesapeake through March 25, 2006, each at salaries determined by the Board of Directors. The employment agreement with Mr. Zola provides for his employment as President of Sharp Energy, Inc., the Company's propane distribution subsidiary, through July 31, 2005, at a salary determined by the Board of Directors. The employment agreements of each of Messrs. McMasters, Thompson, Boyles and Zola provide that if a change in control occurs prior to the expiration of its term, it will be automatically extended for a period of three years commencing on the date the change in control occurs.

     Each of the employment agreements is intended to maintain the compensation and benefits of the executive following a change in control at levels generally comparable to those that such officers could reasonably have expected in the absence of a change in control. The agreements provide for the payment of compensation during the extension period following a change in control at a level equal to the rate existing immediately prior to the change in control, adjusted throughout such period to reflect increases in the consumer price index. Each agreement also provides for the officer's continued eligibility and participation in Chesapeake's employee benefit plans during such extension period. In the event of a termination of employment other than for cause, the officer would receive under his agreement a termination payment equal to an amount approximating the compensation and the value of certain benefits under Chesapeake's retirement, savings and stock option plans that he would have received had he continued to be employed by Chesapeake for the lesser of 24 months (12 in the case of Messrs. McMasters, Thompson, Boyles and Zola) or the number of months remaining under the extended term of the agreement. However, such termination payment could not exceed the maximum amount that Chesapeake could pay the officer without some part of the amount being nondeductible by Chesapeake under Section 280G of the Internal Revenue Code. Each agreement also provides that Chesapeake will indemnify the officer for any expenses he incurs in successfully enforcing his right to payments or benefits under his agreement following a change in control and that Chesapeake, upon the request of the officer, will provide the officer with an irrevocable letter of credit from a bank in the amount of $100,000 against which the officer may draw to pay any expenses he incurs in attempting to enforce his rights under his agreement.


                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors hereby provides the following report on executive compensation for the year ended December 31, 2003.

POLICIES  AND  GOALS

     Chesapeake's compensation goal is to enhance the profitability of Chesapeake, and thus increase stockholder value, by attracting high-quality executive talent and closely aligning the financial interests of its senior managers with those of its stockholders. To this end, Chesapeake's executive compensation program has been designed to provide competitive compensation levels based upon the successful achievement of specific annual and long-term objectives drawn from Chesapeake's strategic plan.

COMPONENTS

     Chesapeake's executive compensation program relies on three interrelated components, consisting of base salary, annual cash bonus and long-term equity-based rewards.

BASE  SALARY

     The base salary structure for the Chief Executive Officer and the other executives was determined by means of a study prepared by independent compensation consultants, using comparison data from the same group of diversified natural gas organizations (the "Industry Peer Group") that Chesapeake uses in the preparation of its Stock Performance Graph, as shown herein, and from the general industry using companies of a similar size and nature to Chesapeake. The midpoints of the recommended salary structure are set at or reasonably close to comparison averages, thereby providing marketplace priced compensation guidelines for executives. Annual salary adjustments are made after giving consideration to the individual's performance and contributions to the success of Chesapeake. Executive base salaries generally fall close to the comparison averages. Salaries for the Chief Executive Officer, Chief Financial Officer and other executive officers named in the Summary Compensation Table are originally set by employment contracts (see "Management Compensation - Employment Contracts and Change in Control Provisions"), but are adjusted annually pursuant to the process described above.

ANNUAL  CASH  BONUS

     Annual cash bonuses are paid under Chesapeake's performance-based cash bonus plan, adopted in January 1992, based on the attainment of financial and non-financial objectives relative to pre-established performance targets. Prior to the beginning of each year, the Committee selects the executives eligible to receive bonuses based on the executives' seniority and responsibilities. The Committee designates a target bonus amount for each executive, which is a percentage of that executive's base salary ranging from 12.5% to 45%. Target bonus amounts are determined separately for each of the Chief Executive Officer and other selected executives to conform slightly below or close to the median prevailing practices for individuals in similar positions in a peer group of approximately 1,000 organizations of comparable size. Because size rather than line of business was the primary consideration in choosing this group, it includes some but not all of the companies in the Industry Peer Group. The Committee also identifies performance goals for the year for each selected executive, relating to one or more business segments, to Chesapeake as a whole, or both, and an aggressive target net income range for Chesapeake or designated segments. Bonus awards for the year are made to each selected executive based on successful attainment of the relevant performance goals, adjusted by applying a payout factor (which may vary for each executive) that is determined by the relationship between the actual net income of Chesapeake or relevant segments and the relevant aggressive target net income range. In the case of the Chief Executive Officer, 25% of his bonus award is based on the achievement of performance goals and the other 75% is directly proportionate to the attainment of the aggressive target net income. In no event, however, is a payout made to any participating executive unless the target net income range applicable to the executive is achieved.

     For 2003, the performance goals, which varied depending on the responsibilities of the executive, included (1) growth and expansion of existing service territories; (2) development of energy-related business opportunities;
(3) implementation of strategic rate, regulatory and environmental initiatives; and (4) continued refinement and achievement of performance improvements. The Committee determined that (i) the achievement of the performance goals ranged from 80-100%, depending upon the individual, and (ii) in case of each executive, net income was within the targeted range.

     For 2003, Mr. Zola also had a cash bonus arrangement where he earned an additional cash bonus equal to 10% of actual propane distribution net income in excess of the upper end of the target net income range.

PERFORMANCE  INCENTIVE  PLAN

     Equity-based awards are granted under Chesapeake's Performance Incentive Plan, adopted in 1992, which permits the Compensation Committee flexibility in providing different forms and levels of equity-based awards to key employees. Awards under the plan are intended to align the interests of the executives with those of Chesapeake's stockholders.

     Prior to the beginning of 2003, the Committee, for a performance period beginning January 1, 2003, and ending December 31, 2003, made performance awards to Messrs. Schimkaitis, McMasters and Boyles of 9,600, 5,120 and 3,200 shares, respectively, of Chesapeake common stock. At the end of the performance period the recipient was entitled to earn, in the form of shares of restricted stock, the entire allotment of performance shares, or a portion thereof, depending on the extent to which Chesapeake achieved specified performance goals relating to return on regulated investment, growth in non-regulated income, shareholder value performance and execution of the Company's long-term strategy, with a portion of the performance shares allocated to the achievement of each goal. Alternatively, the recipient was entitled under the terms of the award to elect, on or before September 30, 2003, to receive, in lieu of the number of performance shares that he was entitled to earn, a number of shares of restricted stock equal to 25% of his allotment of performance shares without regard to whether the performance objectives would be achieved (the "non-performance election"). In 2003, Chesapeake achieved the performance goals relating to return on regulated investment, growth in non-regulated income, and shareholder value performance. In terms of the execution of the long-term strategy, achievement ranged from 80% to 100%, depending upon the officer's individual goals and performance. As a result, Messrs. Schimkaitis, McMasters and Boyles, none of whom selected the non-performance election, received, respectively, 9,120, 4,864 and 3,200 shares of restricted stock. These awards are reflected in the "Restricted Stock" column of the Summary Compensation Table.

     Also prior to the beginning of 2003, the Committee made performance awards of 3,200 shares of Chesapeake common stock each to Messrs. Thompson and Zola. For a performance period beginning January 1, 2003, and ending December 31, 2003, the recipient was entitled to earn, in the form of shares of restricted stock, up to 960 shares if Chesapeake achieved specified performance goals relative to the Industry Peer Group relating to shareholder value performance. Alternatively, under the terms of the awards, either executive was entitled to elect, on or before September 30, 2003 to receive, in lieu of the number of performance shares that he otherwise would be entitled to earn, 800 shares of restricted stock. Neither Mr. Thompson nor Mr. Zola made this election in 2003. The performance goal related to shareholder value performance was achieved for 2003, and as a result Messrs. Thompson and Zola each received 960 shares of restricted stock. These awards are reflected in the "Restricted Stock" column of the Summary Compensation Table. Of the performance award the remaining 2,240 shares that were granted to each of Messrs. Thompson and Zola: (i) Mr. Thompson will be entitled to earn up to 2,240 shares of restricted stock if the Company's natural gas segment achieves at least 90% of the target pre-tax return on investment over the three-year period January 1, 2003 to December 31, 2005, and
(ii) Mr. Zola will be entitled to earn up to 2,240 shares of restricted stock if the Company's propane distribution operating income exceeds the income target for the three-year period January 1, 2003 to December 31, 2005. These awards are reflected in the Long-Term Incentive Plans - Awards in 2003 Table.

     Prior to the beginning of 2004, the Committee, for a performance period beginning January 1, 2004, and ending December 31, 2004, made performance awards to Messrs. Schimkaitis and McMasters of 9,600 and 5,120 shares, respectively, of Chesapeake common stock. At the end of the performance period, the recipient is entitled to earn, in the form of restricted stock, the entire allotment of performance shares, or a portion thereof, depending on the extent to which Chesapeake achieves specified performance goals relative to the Industry Peer Group relating to return on regulated investment, growth in non-regulated income, shareholder value performance, execution of the Company's long-term strategy, and overall corporate performance, with a portion of the performance shares allocated to the achievement of each goal. Alternatively, the recipient is entitled under the terms of the award to elect, on or before September 30, 2004, to receive, in lieu of the number of performance shares that he is entitled to earn, a number of shares of restricted stock equal to 25% of his allotment of performance shares without regard to whether the performance objectives are achieved. In the event of a change in control during the performance period, the total number of performance shares granted, prorated based on the proportion of the calendar year that has elapsed, would be deemed earned. Performance shares, once earned and issued, may not be sold for a three-year period. During the three-year period, the holder of restricted shares is entitled to receive all dividends paid on the shares.

     Also prior to the beginning of 2004, the Committee made performance awards of 3,200 shares of Chesapeake common stock each to Messrs. Thompson and Zola. For a performance period beginning January 1, 2004, and ending December 31, 2004, the recipient is entitled to earn, in the form of shares of restricted stock, up to 960 shares if Chesapeake achieves specified performance goals relative to the Industry Peer Group relating to shareholder value performance. Alternatively, under the terms of the awards, either executive is entitled to elect, on or before September 30, 2004, to receive, in lieu of the number of performance shares that he otherwise would be entitled to earn, 800 shares of restricted stock without regard to whether the performance objectives are achieved. Of the performance awards relating to the remaining 2,240 shares that were granted to each of Messrs. Thompson and Zola: (i) Mr. Thompson will be entitled to earn up to 2,240 shares of restricted stock if the Company's natural gas segment achieves at least 90% of the target pre-tax return on investment over the three-year period January 1, 2003 to December 31, 2005, and (ii) Mr. Zola will be entitled to earn up to 2,240 shares of restricted stock if the Company's propane distribution operating income exceeds the income target for the three-year period January 1, 2003 to December 31, 2005.

COMPENSATION  OF  THE  CHIEF  EXECUTIVE  OFFICER

     During 2003, the compensation of Chesapeake's Chief Executive Officer, John
R. Schimkaitis, was determined pursuant to the three-part program described previously, as follows:

     - His base salary was fixed under the terms of his employment agreement to approximate the midpoint of chief executive salaries paid by companies in the Industry Peer Group. His salary was increased by $15,000 in both 2003 and 2004. The increase was based upon several factors, including the study of the Industry Peer Group described previously and the Committee's assessment of the executive's performance and contribution to the Company.

     - Mr. Schimkaitis' target bonus range in 2003 was $47,250 to $141,750, representing 15% to 45% of his annual salary. As more fully described under "Annual Incentive Bonus" previously, the Committee determined that 94% of his individual performance goals were completed, which represented 25% of the award, and 100% of the target net income goal was achieved, which represented 75% of the award. The combined effect of these two components was an annual cash bonus of $113,220 for 2003.

     - As more fully described under "Performance Incentive Plan" previously, the performance incentive component of Mr. Schimkaitis' compensation consisted of the receipt of 9,120 shares of restricted stock. This represents 100% achievement of the performance goals relating to return on regulated investment, growth in non-regulated income, and shareholder value performance, which represented 75% of the overall award, and 80% achievement of the goal on execution of the long-term strategy, which represented 25% of the overall award.

     - In 2003, Mr. Schimkaitis was granted performance awards for a performance period beginning January 1, 2004 and ending December 31, 2004. He may earn a maximum total of 9,600 shares of Chesapeake common stock upon Chesapeake's achievement of certain performance goals. The goals relate to return on regulated investment, growth in non-regulated income, shareholder value performance and overall corporate performance. These goals are designed to focus Mr. Schimkaitis on driving both growth and continuous operational improvements, which the Committee believes are critical to the future sustained success of the Company.

COMPLIANCE  WITH  INTERNAL  REVENUE  CODE  SECTION  162(M)

     Internal Revenue Code Section 162(m), enacted in 1993, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and any of its other named executive officers. Certain performance-based compensation is specifically exempted from the deduction limit. Chesapeake has not adopted a formal policy with respect to qualifying compensation paid to its executive officers from the deduction limit. Chesapeake does not anticipate that compensation paid to any of its executive officers in 2004 will exceed the dollar limit.


                                             THE  COMPENSATION  COMMITTEE
                                             Richard  Bernstein  (Chairman)
                                             Joseph  E.  Moore
                                             Calvert  A.  Morgan,  Jr.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors hereby provides the following report with respect to Chesapeake's audited financial statements for the year ended December 31, 2003.

     The Audit Committee has reviewed and discussed Chesapeake's audited financial statements with the management of Chesapeake. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Chesapeake's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Chesapeake's financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, concerning the independence of PricewaterhouseCoopers LLP, and has discussed with PricewaterhouseCoopers LLP its independence. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that Chesapeake's audited financial statements be included in Chesapeake's Annual Report on Form 10-K for the year ended December 31, 2003.


                                             THE  AUDIT  COMMITTEE
                                             Thomas  J.  Bresnan  (Chairman)
                                             Walter  J.  Coleman
                                             J.  Peter  Martin
                                             Rudolph  M.  Peins,  Jr.


                 FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

AUDIT  FEES

     The aggregate fees billed to Chesapeake and its subsidiaries by PricewaterhouseCoopers LLP for the audit of Chesapeake's financial statements included in its Form 10-K and for the reviews of the financial statements included in its Forms 10-Q totaled $208,000 in 2003 and $181,000 in 2002.

AUDIT-RELATED  FEES

     The aggregate fees billed to Chesapeake and its subsidiaries by PricewaterhouseCoopers LLP for audit-related services totaled $40,321 in 2003, consisting of $25,500 for audits of pension and saving plans and $14,821 for quarterly review procedures performed at one of the Company's locations, and totaled $19,500 in 2002 related solely to the audits of the Company's pension and savings plans.

TAX  SERVICES

     The aggregate fees billed to Chesapeake and its subsidiaries by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning totaled $56,225 in 2003, consisting of $52,140 for assistance in the preparation of the Company's federal and state tax returns and $4,085 for tax consulting services related to a disposed water company, and $61,657 in 2002, consisting of $48,050 for assistance in the preparation of the Company's federal and state tax returns and $13,607 for tax consulting services.

ALL  OTHER  FEES

     Chesapeake did not engage PricewaterhouseCoopers LLP to provide any services in 2003 or 2002 other than those identified above.

AUDIT  COMMITTEE'S  PRE-APPROVAL  POLICIES  AND  PROCEDURES

     Under the policy adopted by the Audit Committee, all audit and non-audit services provided to the Company by its independent auditors must be approved in advance by the Audit Committee. The Audit Committee has delegated authority to the Chairman of the Audit Committee (and may delegate authority to any other member of the Audit Committee) to pre-approve up to $40,000 in audit and non-audit services, which authority may be exercised when the Audit Committee is not in session. Any decisions under this delegated authority must be reported at the next meeting of the Audit Committee.


                        SELECTION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP served as the independent auditors for Chesapeake and its subsidiaries in 2003. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Annual Meeting.

     Under the Audit Committee Charter, the Audit Committee is responsible for the appointment and oversight of, and the approval of the compensation arrangements with, Chesapeake's independent auditor. In accordance with this responsibility, the Audit Committee voted to solicit proposals from a number of public accounting firms, including PricewaterhouseCoopers LLP, to serve as the Company's independent auditors for 2004. As of the date of this Proxy Statement, the Audit Committee is reviewing these proposals. The Audit Committee expects to finalize the selection of the independent auditors for 2004 in May.


                             STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on Chesapeake's common stock during the five fiscal years ended December 31, 2003, with the cumulative total return on the S&P 500 Index and an industry index consisting of 31 Natural Gas Distribution and Integrated Natural Gas Companies as published by C.A. Turner Utility Reports. The performance of the companies composing the C.A. Turner industry index is used by the Compensation Committee for comparison purposes with respect to awards under Chesapeake's Performance Incentive Plan.

     The 31 companies in the C.A. Turner industry index are as follows: AGL Resources Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corporation, Delta Natural Gas Company, Inc., El Paso Corporation, Energen Corporation, Energy West, Incorporated, EnergySouth, Inc., Equitable Resources, Inc., KeySpan Corporation, Kinder Morgan, Inc., The Laclede Group, Inc., National Fuel Gas Company, New Jersey Resources Corporation, Nicor Inc., Northwest Natural Gas Company, NUI Corporation, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Questar Corporation, RGC Resources, Inc., SEMCO Energy, Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, WGL Holdings, Inc. and The Williams Companies, Inc.

     The comparison assumes $100 was invested on December 31, 1998 in Chesapeake's common stock and in each of the foregoing indices and assumes reinvestment of dividends.


                               [GRAPHIC  OMITED]



                  CUMULATIVE TOTAL STOCKHOLDER RETURN
                ----------------------------------------
                1998   1999   2000   2001   2002   2003
                -----  -----  -----  -----  -----  -----
Chesapeake . .  100.0  106.0  113.6  127.4  124.9  185.2
S&P 500. . . .  100.0  120.9  110.0   96.9   75.7   97.1
Industry Index  100.0   91.5  152.1  130.8   78.7  160.2




                       SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in Chesapeake's proxy statement for the Annual Meeting to be held in 2005, shareholder proposals must be submitted in writing on or before November 29, 2004. Written proposals should be directed to: Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

     Under Chesapeake's bylaws, a stockholder wishing to bring an item of business before an annual meeting of stockholders must provide timely notice in writing to the Corporate Secretary of Chesapeake. To be timely, the stockholder's notice must be received by Chesapeake at its principal executive offices not less than 60 days nor more than 90 days prior to the date of this meeting (unless less than 75 days' notice or prior public disclosure of the date of the meeting is given or made, in which case a notice will be timely if received no later than the close of business on the 15th day following the day on which such notice or public disclosure is given).


                               HOUSEHOLDING RULES

     Under these Securities and Exchange Commission rules, brokers and banks that hold stock for the account of their customers are permitted to deliver single copies of proxy statements and annual reports to two or more shareholders that share the same address, if the shareholders at the address have the same last name or the bank or broker reasonably believes that the shareholders are members of the same family. If a shareholder who holds shares through a broker or bank, received from the broker or bank, a notice stating that the broker or bank intends to send only one copy of such material to the shareholder's household, and none of the members of the household objected, they are deemed to have consented to this arrangement. A shareholder who, in accordance with these rules, received only a single copy of this Proxy Statement or the 2003 Annual Report and would like to receive a separate copy of these materials, or separate copies of future proxy statements and annual reports, should submit a written or oral request to Chesapeake at:

                        Chesapeake Utilities Corporation
                        Investor Relations Administrator
                            909 Silver Lake Boulevard
                              Dover, Delaware 19904
                                  888.742.5275

Shareholders sharing the same address who hold shares through a broker or bank and who are receiving multiple copies of Chesapeake's proxy statements and annual reports may request a single copy by contacting their broker or bank.


        ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

     CHESAPEAKE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF CHESAPEAKE'S ANNUAL REPORT ON FORM 10-K FOR CHESAPEAKE'S FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. WRITTEN REQUESTS SHOULD BE DIRECTED TO: CORPORATE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires each of Chesapeake's directors and executive officers, and any beneficial owner of more than 10% of Chesapeake's common stock, to file with the SEC initial reports of beneficial ownership of Chesapeake's common stock and reports of changes in such beneficial ownership. Such persons also are required by SEC regulations to furnish Chesapeake with copies of such reports. To Chesapeake's knowledge, based solely on its review of the copies of such reports furnished to Chesapeake and on the written representations made by such persons that no other reports were required, Chesapeake believes that during the year ending December 31, 2003 no director or officer failed to file on a timely basis the reports required by
Section 16(a), except that Chesapeake has become aware that Richard Bernstein, a director, failed to include in his initial statement of beneficial ownership filing in 1994, 3,500 shares of Chesapeake common stock that he purchased at the time he became a director. Chesapeake is not aware of any person or entity that beneficially owns more than 10% of its common stock.


                                  OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the meeting. If, however, any other business properly comes up for action at the meeting or any adjournment thereof, it is intended that the persons acting under the proxies in the form enclosed will vote in regard to the matter according to their discretion.

                                             By Order of the Board of Directors,


                                             /s/  WILLIAM  C.  BOYLES
                                             ------------------------
                                             William  C.  Boyles
                                             Corporate  Secretary

                                                                       EXHIBIT 1

            CORPORATE GOVERNANCE GUIDELINES ON DIRECTOR INDEPENDENCE
                                February 26, 2004

It is the policy of the Board of Directors that a substantial majority of directors be "independent" as that term is defined by the Listing Standards of the New York Stock Exchange ("NYSE"). In order to qualify as "independent" under the NYSE Listing Standards (i) the Board of Directors must affirmatively determine that a director has no material direct or indirect relationship with the listed company and (ii) neither the director, nor any member of the director's immediate family (as defined by the NYSE Listing Standards), may have any of the disqualifying relationships set forth in Section 303A.02(b) of the Listed Company Manual.

In accordance with the NYSE Listing Standards, material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. Where a director has such a relationship, or the company employing the director has such a relationship, with Chesapeake or any of its subsidiaries, the Board of Directors has adopted the following categorical standards to determine whether the relationship is material:

     - Commercial Relationships. A director of Chesapeake who is associated with another company that has a commercial relationship with Chesapeake or any of its subsidiaries will not be deemed to have a material relationship with Chesapeake unless:

          (i) the director is an executive officer of the other company or the director, alone or in combination with members of the director's immediate family, owns in excess of a 10% equity interest in the other company; and

          (ii) either:

               a. total sales to (others than sales in the ordinary course of business at published rates), or purchases from, the other company by Chesapeake and its subsidiaries in any of the other company's last three fiscal years exceeded (i) 3% of such other company's consolidated revenues, if the other company's consolidated revenues were less than $20 million, or (ii) the greater of (x) $600,000 and (y) 2% of the other company's consolidated revenues, if the entity's consolidated revenues were equal to or greater than $20 million; or

               b. any of the commercial transactions between the other company and Chesapeake or any of its subsidiaries within the preceding three fiscal years were not entered into on an arm's length basis.

     - Banking Relationships. A director of Chesapeake who is associated with a bank or other financial institution that provides loans or other financial services to Chesapeake or any of its subsidiaries will not be deemed to have a material relationship with Chesapeake unless:

          (i) the director is an executive officer of the bank or other financial institution or the director, alone or in combination with members of the director's immediate family, owns in excess of a 10% equity interest in the bank or other financial institution; and

          (ii) either:

               a. the average outstanding balance on loans from the bank or other financial institution to Chesapeake and its subsidiaries in any of the bank's or other financial institution's last three fiscal years exceeded 3% of the outstanding loans of the bank or other financial institution as of the end of that fiscal year; or

               b. total payments by Chesapeake and its subsidiaries to the bank or other financial institution for services in any of the bank's or other financial institution's last three fiscal years exceeded (i) 3% of the bank's or other financial institution's consolidated revenues, if its consolidated gross revenues were less than $20 million, or
                    (ii) the greater of (x) $600,000 and (y) 2% of the bank's or other financial institution's consolidated revenues, if its consolidated revenues were equal to or greater than $20 million.

     - Legal Relationships. A director of Chesapeake who is an attorney will not be deemed independent if, in any of Chesapeake's preceding three fiscal years, Chesapeake and its subsidiaries made aggregate payments for legal services to that attorney, or to any law firm of which that attorney was a partner or of counsel, in excess of $100,000.

     - Charitable Relationships. If a director of Chesapeake or a member of the director's immediate family is a director, officer, trustee or employee of a foundation, college or university or other not-for-profit organization, the director will not be deemed independent if in any of Chesapeake's preceding three fiscal years Chesapeake and its subsidiaries made aggregate charitable contributions to that entity in excess of the lesser of (i) $25,000 and (ii) 2% of such entity's total receipts, unless the contribution was approved in advance by the Board of Directors.

For  purposes  of  these  Guidelines,  the  term:

     - "Immediate family" means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person's home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

[CHESAPEAKE UTILITIES CORPORATION LOGO]

                                                                  March 29, 2004

Dear  Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 10:00 a.m. on May 6, 2004, in the Board Room of PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Corporate Secretary's formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank  you  for  your  consideration  and  continued  support.



                                                    Sincerely,


                                                    /s/  RALPH  J.  ADKINS
                                                    ----------------------
                                                    RALPH  J.  ADKINS
                                                    Chairman  of  the  Board


                                   DETACH HERE

[x]  Please  mark  your
     votes  as  in  this
     example.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.



1.  Election of Directors                              2.  In their discretion, the proxies are authorized to vote upon such
    Nominees: Ralph J. Adkins, Richard Bernstein           other matters as may properly come before the meeting or any
              J. Peter Martin                              adjournment thereof.

              FOR    WITHHELD
              [_]      [_]



[_] ________________________________________
    For all nominees except as noted above.            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             [_]

                                                       PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE
                                                       ENCLOSED ENVELOPE.

                                                       Please sign exactly as name appears hereon. Joint owners should each sign.
                                                       When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ______________________________ Date: _______________ Signature: ______________________________ Date: _______________

                                   DETACH HERE

                                      PROXY

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON MAY  6, 2004 IN THE BOARD ROOM
                               PNC BANK, DELAWARE
                               222 DELAWARE AVENUE
                           WILMINGTON, DELAWARE 19899


     The undersigned stockholder hereby appoints Ralph J. Adkins and John R. Schimkaitis and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  PROPOSAL  1.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-----------                                                      -----------
SEE REVERSE                                                      SEE REVERSE
   SIDE                                                             SIDE
-----------                                                      -----------